EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 31, 1997 (except with respect to the matters discussed in Note 9, as to which the date is November 13, 1997) included in the registration statement on Form S-1 of SportsLine USA, Inc. dated November 13, 1997.



ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,
  February 10, 1998